SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2004

DIAMETRICS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Centre Pointe Drive, Suite 150,

Roseville, Minnesota 55113

(Address of principal executive offices)

Registrant’s telephone number, including area code: (651) 639-8035

2658 Patton Road, Roseville, Minnesota 55113

(Former name or former address, if changed since last report)

Item 5. Other Events.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of Diametrics Medical, Inc.’s announcement that it has secured new financing of $1.5 million in the form of 15,000 shares of convertible preferred stock.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press release dated January 23, 2004

Page 2 of 4 Pages

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 26, 2004

DIAMETRICS MEDICAL, INC.

By:	/s/ W. Glen Winchell
W. Glen Winchell
Chief Financial Officer

Page 3 of 4 Pages

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated January 23, 2004

Page 4 of 4 Pages